Exhibit 31.1

CERTIFICATION

I, Mark B. Dunkerley, certify that:

1.                                      I have reviewed this Quarterly Report on Form 10-Q/A of Hawaiian Holdings, Inc. for the quarter ended March 31, 2011; and

2.                                      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 20, 2011	By:	/s/ Mark B. Dunkerley
Mark B. Dunkerley
President and Chief Executive Officer